EXHIBIT 10.1

August 16, 2005

STOCK PURCHASE AND SALE AGREEMENT BETWEEN

ESTATE OF RONALD C. YANKE AND DONALD J. NELSON, Tenants in Common

 as Seller

and

THUNDER MOUNTAIN GOLD, INC., an Idaho corporation,

as Buyer

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT effective August 16, 2005, is entered into by and among the Estate of Ronald C. Yanke (“Yanke Estate”) and Donald J. Nelson (“Nelson”)  , as Tenants in Common (collectively “Seller"), and THUNDER MOUNTAIN GOLD, INC., an Idaho corporation (“Buyer” or “Purchaser").

W I T N E S S E T H:

WHEREAS, The Yanke Estate and Nelson, as Tenants in Common, are the owners of common stock in DEWEY MINING CO., INC., an Idaho corporation (“Dewey Mining”) and THUNDER MOUNTAIN GOLD, INC., an Idaho corporation (“TMG”);

WHEREAS, Ronald C. Yanke is deceased and his estate is currently in probate proceedings in the 4th Judicial District, Ada County (SP IE 0400082M);

WHEREAS, the Yanke Estate and Nelson desire to sell and Buyer desires to purchase 4,345,966.34 shares of Ronald C. Yanke and Donald J. Nelson’s stock in DEWEY MINING; and

WHEREAS, the Yanke Estate and Nelson desire to sell and Buyer desires to purchase shares of the common stock in TMG;

WHEREAS, the parties hereto intend to affect such acquisition upon the terms and conditions herein contained;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

ARTICLE 1

CLOSING DATE

As used herein, "Closing Date" shall mean 9:00 A.M., PST time, on September 1, 2005, or such other or later date as may be mutually agreed upon in writing between Buyer and Seller.  The Yanke Estate and Nelson will deliver to the Escrow Agent certificate number 64 representing 4,345,966.34 shares, or 100% of Seller's common stock in DEWEY MINING, and certificate numbers 15089, 15090, and 15092, representing 1,883,525 shares, or 100% of the Yanke Estate and Nelson's common stock in TMG, accompanied by appropriate stock powers, with a beneficial ownership date as of the Closing Date.

ARTICLE 2

STOCK PURCHASE

Subject to the terms and conditions herein set forth:

(a)

Stock Purchase.  On the Closing date, Seller will tender, assign, convey, endorse, transfer and deliver to Buyer and Buyer will acquire all of Seller's right, title, and interest in and to 4,345,966.34  shares of Seller's common stock in DEWEY MINING and 1,883,525  shares of Seller's common stock in TMG. The 4,345,966.34 shares of common stock of Seller in DEWEY MINING and 1,883,525  shares of common stock in TMG are hereinafter collectively referred to as the "common stock".

(b)

Stock Transfer.  The assignment, conveyance, and transfer of the common stock as herein provided, shall be effected by Seller's issuance, execution, tender and delivery of all such stock powers, assignments, endorsed stock certificates, and other good and sufficient instruments of conveyance as shall be satisfactory in form and substance to Buyer and shall be effective to vest in Buyer all right, title and interest in and to the common stock.

(c)

Purchase Price. The purchase price for the common stock shall be $3,300,000 due Seller from Buyer and shall be paid through the Escrow Agent as follows:

(i)

Seller shall deliver to the Escrow Agent the certificates for 4,345,966.34 shares of Seller's common stock in DEWEY MINING, and  certificates for  1,883,525 shares of Seller's common stock in TMG, together with the appropriate stock powers, against payment by the Buyer to the Seller of the Purchase Price in the form of (a) a certified or bank check payable to the order of the Seller, (b) a wire transfer to a bank account designated by the Seller, or (c) any combination of (a) and (b).

(ii)

”Escrow Agent".  AmeriTitle, Cascade, Idaho (telephone (208)382-4206), is hereby designated as the Escrow Agent who shall receive all documents and make all distributions as required by this Agreement. Purchaser shall pay to the Escrow Agent on the date of closing the sum of three million, three hundred thousand dollars ($3,300,000) by cashier’s check or wired funds (which funds shall be immediately available) of the total purchase price, on or before the Closing Date.  The amount due Seller from Purchaser shall be paid by Escrow Agent to Seller. Seller shall deposit with the Escrow Agent all assignments, transfer and other documents necessary to convey Seller’s title to the common stock.    Escrow Agent is authorized and directed upon full and complete performance of this contract by Seller and Purchaser, at the time and in the manner as herein prescribed, to deliver to said Purchaser all papers then held under escrow. The accounting records of the Escrow Agent shall at all reasonable times be open to inspection of the Seller and the Purchaser. The Escrow Agent is directed to distribute  the payment to Seller as follows: 50% of the purchase price to the Yanke Estate and 50% of the purchase price to Nelson.

(iii)

Each party hereto shall bear their own respective United States, and applicable State or locality income, sales, use, property, business and occupation, excise and other taxes arising by reason of the sale and purchase of the common stock.

(d)

Allocation of Purchase Price. The purchase price for the common stock shall be allocated as follows:

Purchase Price

Per Share Price

DEWEY MINING CO., INC.

$2,923,295

$0.67

THUNDER MOUNTAIN GOLD, INC.

$   376,705

$0.20

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as where otherwise specified, Seller, individually and jointly (and in their capacities as officers, directors, and shareholders of DEWEY MINING), represent and warrant to Buyer the following:

(a)

Title and Authority. The Yanke Estate and Nelson, as Tenants in Common, are the sole holders of record and sole beneficial owners of the 4,345,966.34 shares of Seller's common stock in DEWEY MINING, and now have and at all times prior to the closing hereunder will have:

(i)

full legal title to all of such shares free and clear of any liens, security interests, encumbrances, pledges, charges, claims, voting trusts, restrictions on transfer, and of any rights or interest therein, direct or contingent, in favor of any other parties;

(ii)

full and unrestricted right, power and authority to sell, assign, transfer and deliver the same or to cause the same to be transferred to Buyer in accordance with this agreement; and,

(iii)

The Yanke Estate and Nelson, individually and collectively, have not sold or otherwise disposed of or encumbered the common stock in DEWEY MINING.

(b)

Title and Authority.  The Yanke Estate and Nelson, Tenants in Common, are the holders of record and sole beneficial owners of 1,883,525 shares of common stock in TMG, and now have and at all times prior to the closing hereunder will have:

(i)

full legal title to all of such shares free and clear of any liens, security interests, encumbrances, pledges, charges, claims, voting trusts, restrictions on transfer, and of any rights or interest therein, direct or contingent, in favor of any other parties;

(ii)

full and unrestricted right, power and authority to sell, assign, transfer and deliver the same or to cause the same to be transferred to Buyer in accordance with this agreement; and

(iii)

 The Yanke Estate and Nelson have not sold or otherwise disposed of or encumbered the common stock in TMG.

(c)

No Conflict or Default  - DEWEY MINING.  Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provisions of the articles of incorporation or bylaws of DEWEY MINING, or of any agreement, deed, contract, mortgage, indenture, writ, order decree, legal obligation or instrument to which Seller is a party or by which Seller may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition or any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to the common stock in DEWEY MINING, or give to others any interest or rights.

(d)

No Conflict or Default  - TMG To the knowledge of Seller, neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provisions of the articles of incorporation or bylaws of TMG, or of any agreement, deed, contract, mortgage, indenture, writ, order decree, legal obligation or instrument to which Seller is a party or by which Seller may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition or any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to the common stock in TMG, or give to others any interest or rights.

(e)

Litigation.  There are no actions, suits, investigations, or proceedings pending, or, to the knowledge of Seller, threatened, against or affecting or which may affect Seller, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this agreement; and Seller does not know of any state of facts which would give rise to any such action, suit, investigation or proceeding.  Seller is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency.

(f)

Authority.  The execution, delivery and consummation of this Agreement has been duly authorized by all requisite action of Seller, individually and collectively.

(g)

Compliance with Shareholders Rights. As to DEWEY MINING, Seller has complied or will comply with all Shareholder-dissent appraisal right statutes in entering into this transaction and shall have obtained at or prior to the Closing Date all necessary authorizations and approvals required for the execution, delivery and consummation of the transactions provided for in this Agreement. Seller makes no such representation as to TMG.

(h)

Material Facts.  No representation or warranty contained herein or in any writing exhibit, financial statement or other instrument furnished to or to be furnished to Seller in connection with this Agreement or in connection with the transactions contemplated hereby contained or shall contain any untrue statement of any material fact, or omits or shall omit to state immaterial facts necessary to make any statement contained herein not misleading.  All the representations and warranties contained herein are true and shall be true at the closing, and each and all of the same shall survive said closing.

(i)

Capitalization. The aggregate of 4,345,966.34 shares of common stock in DEWEY MINING, owned by  the Yanke Estate and Nelson, as Tenants in Common, represent 100% of the issued and outstanding stock of DEWEY MINING. All of said shares have been duly and validly issued and are fully paid and non-assessable.  On the Closing Date, Seller will have no outstanding subscriptions, options, warrants, contracts, calls, puts, agreements, demands or other commitments or rights of any type to purchase or acquire any securities of DEWEY MINING, nor are there outstanding securities held by Seller which are convertible into or exchangeable for any shares of Common Stock of DEWEY MINING; nor is there any indebtedness between Seller and/or DEWEY MINING; and DEWEY MINING has no obligation of any kind to issue any additional DEWEY MINING  securities to Seller.

(j)

TMG Stock Ownership. The aggregate of 1,883,525 shares of common stock in TMG, owned by  the Yanke Estate and Nelson, as Tenants in Common, represent 100% of the issued and outstanding TMG stock owned by  the Yanke Estate and Nelson. All of said shares have been duly and validly issued and are fully paid and non-assessable.  On the Closing Date, the Yanke Estate and Nelson will have no outstanding subscriptions, options, warrants, contracts, calls, puts, agreements, demands or other commitments or rights of any type to purchase or acquire any securities of TMG, nor are there outstanding securities held by the Yanke Estate and Nelson which are convertible into or exchangeable for any shares of common stock of TMG; nor is there any indebtedness between the Yanke Estate, Nelson, and/or TMG; and TMG has no obligation of any kind to issue any additional TMG securities to Seller.

(k)

Ownership. The Yanke Estate and Nelson represent and warrant that such Shareholder is the sole legal and beneficial owner of the shares of DEWEY MINING and TMG stock subject to this Agreement as Tenants in Common and that no other person has any interest (whether a community property interest or otherwise) in the shares of TMG or DEWEY MINING. The spouse of Nelson specifically disclaims and releases any community property interest in the common stock.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

(a)

Investment Representations. Buyer is an "accredited investor" within the meaning of Regulation "D" of the Securities Act of 1933 and Washington State Securities Laws.  Buyer is acquiring the common stock for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(i)

Unregistered Securities; Legend.  Buyer understands the common stock in TMG and Dewey Mining have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that the common stock purchased herein must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the certificates for the common stock shall bear a legend to such effect, and that appropriate transfer instructions may be issued.  The Buyer further understands that such exemption depends upon, among other things, the bona fide nature of the Buyer's investment intent expressed herein.

(ii)

Buyer is capable of protecting its interest in connection with this transaction and is able to bear the economic risk of such investment, including a complete loss of the investment.

(b)

Authority for Transaction  Buyer is a Corporation duly organized, and validly existing and in good standing under the Laws of the State of Idaho with full corporate power and authority to own or hold under lease its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement by Purchaser and the due consummation by Purchaser of the transaction contemplated hereby has been duly authorized by all necessary corporate action on the part of Purchaser and this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

(c)

Previous Agreements.  The execution, delivery or performance of this Agreement shall not conflict with or result in the breach of any material term, condition, provision of or constitute a default under any material agreement, contract instrument or lease to which Buyer is a party or by which Buyer is bound.

(d)

Litigation.  There are no actions, suits, investigations, or proceedings pending, or, to the knowledge of  Buyer, threatened, against or affecting or which may affect Buyer, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this agreement; and Buyer does not know of any state of facts which would give rise to any such action, suit, investigation or proceeding.  Buyer is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency.

ARTICLE 5

Purchaser's Conditions to Closing

.

All obligations of Purchaser under this Agreement are subject to the fulfillment at the Closing of each of the following conditions:

(a)

All representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date, and Seller shall have fulfilled all of its covenants and agreements hereunder;

(b)

Seller shall have fully performed and complied with all commitments and conditions hereunder up to the Closing Date;

(c)

Seller has taken all requisite action to approve this Agreement and the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by Seller and constitutes a valid and binding agreement of Seller enforceable in accordance with its terms;

(d)

The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not conflict with or result in the breach of any of the terms, conditions or provisions of any agreement, contract or commitment to which Purchaser is not also a party which is material to the business or properties of Seller as a whole or constitute a material default thereunder or give to the others any material right of termination, cancellation or acceleration thereunder, or otherwise require any approval which has not been obtained;

(e)

Seller shall have made no sale or other disposition of the common stock and shall not have permitted or allowed any of the shares of common stock to be or become and remain subject to any pledge, lien, security interest or other encumbrance of any kind.

(f)

Seller shall have satisfied its covenants set forth herein and shall not have breached any provisions of this Agreement.

(g)

The Seller shall execute and deliver to the Escrow Agent, the closing documents, including stock powers, assignments, endorsed stock certificates, and other good and sufficient instruments of conveyance.

ARTICLE 6

NONASSIGNABILITY

This Agreement shall not be assigned by any party.

ARTICLE 7

ENTIRE AGREEMENT

This instrument contains the entire agreement among the parties with respect to the acquisition of the shares of common stock in DEWEY MINING and TMG and the other actions contemplated hereby, except as otherwise set forth in that that certain “Agreement Regarding Termination of Prior Contracts, Release and Indemnification”, effective August 16, 2005, by and among TMG, DEWEY MINING, and THE TRUST FOR PUBLIC LAND, a California nonprofit public benefit corporation.

ARTICLE 8

AMENDMENT

This Agreement may be amended or modified only by a writing signed by both parties to this Agreement.

ARTICLE 9

SURVIVAL

All covenants, agreements, representations, and warranties made herein and in any certificates delivered at the closing, or pursuant thereto, shall be deemed to be material and to have been relied upon by the other parties hereto, notwithstanding any investigation heretofore or hereafter made or omitted by any such other party or on its behalf, and shall survive the closing hereunder.

ARTICLE 10

NOTICES

All notices and other communications hereunder shall be in writing and shall be hand delivered or mailed, first class, postage prepaid, as herein provided:

SELLER:

Estate of Ronald C. Yanke

4414 South Gekeler Lane

Boise, Idaho 83716

P.O. Box 5405

Boise, Idaho 83705

Attn:

Richard D. Heaton, Esq.

Tel:

(208) 342-8901

Fax:

(208) 338-2215

Donald J. Nelson

734 Warm Springs Avenue

Boise, Idaho

and to:

Givens Pursley LLP

601 West Bannock

P.O. Box 2720

Boise, Idaho 83701

Attn:

Angela Nelson.

Tel:

(208) 388-1200

Fax:

(208) 388-1300

BUYER:

Thunder Mountain Gold, Inc.

1239 Parkview Drive

Elko, Nevada 89801

Attn: Jim Collord

Tel: (775) 738-9826

Fax: (775) 738-3582

and to:

Charles A. Cleveland

Suite 304 Rock Pointe Center

1212  North Washington

Spokane, WA 99201-2401

Tel: (509) 326-1029

Fax: (509) 326-1872

ARTICLE 11

BINDING ON SUCCESSORS

All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, affiliates, and legal representatives.

ARTICLE 12

TITLES

The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

ARTICLE 13

COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed an original and all of which taken together shall constitute one and the same document.

ARTICLE 14

SEVERABILITY

The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

ARTICLE 15

EXPENSES

Seller and Buyer shall each bear their own costs, expenses, and attorneys' fees in conjunction with or related to this Agreement. Seller represents and acknowledges that Charles A. Cleveland is the attorney for Buyer and has never been the attorney for Seller or Dewey Mining. Buyer represents and acknowledges that Richard D. Heaton is the attorney for the Estate of Ronald C. Yanke. Buyer also acknowledges that Angela Nelson of Givens Pursley  is the attorney for Donald J. Nelson.

ARTICLE 16

ARBITRATION

Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Seller and Buyer (including for purposes of arbitration, affiliates, professional advisors, accountants, attorneys, or agents of the Buyer and/or officers, directors, controlling persons, agents, promoters, consultants, professional advisers of DEWEY MINING), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Idaho law.  In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator, which shall constitute the three-person arbitration board.  The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue for arbitration and any action herein shall lie in the City of Boise, State of Idaho. This Agreement shall be governed by and interpreted and constructed in accordance with the laws of the State of Idaho.

CONSENT TO AGREEMENT

I, KARIN H. NELSON, the undersigned spouse of  DONALD J. NELSON, hereby acknowledge that I have read the attached document entitled STOCK PURCHASE AND SALE AGREEMENT, effective the 16th day of August, 2005. I further acknowledge that I have been informed that my community property ownership rights, if any,  therein will be affected.

Therefore, in consideration of the mutual benefits to be derived from the Agreement,  I consent to the provisions in said Agreement, including the following:

1.  I have consulted with legal counsel of my choice regarding this Consent and the Agreement, and such documents were explained to me by such counsel.  I fully understand the terms, provisions and legal consequences of this Consent and the Agreement, consent to such terms, and release, disclaim, and waive any community property interest in the transactions contemplated thereby. I indemnify and hold harmless TMG from any claims I may make.